Entergy Services, LLC
639 Loyola Avenue (70113)
P.O. Box 61000
New Orleans, LA 70161
Tel: 504-576-5228
Fax: 281-297-5310
e-mail: motts@entergy.com

Mark G. Otts
Assistant General Counsel
Legal Services Department

Exhibit 5.06

August 22, 2019

Entergy Louisiana, LLC 4809 Jefferson Highway Jefferson, Louisiana 70121

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which Entergy Louisiana, LLC, a Texas limited liability company (the “Company”), proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of (a) its Collateral Trust Mortgage Bonds (the “Collateral Trust Mortgage Bonds”), such Collateral Trust Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee (the “Collateral Trust Mortgage”), as heretofore supplemented and modified and as proposed to be further supplemented, (b) its First Mortgage Bonds (the “1926 Indenture Bonds”), such 1926 Indenture Bonds to be issued in one or more new series under the Company’s Indenture of Mortgage, dated September 1, 1926, as heretofore supplemented and modified and as proposed to be further supplemented (the “1926 Indenture”), between the Company and The Bank of New York Mellon, successor trustee, and (c) its First Mortgage Bonds (the “1944 Mortgage Bonds”), such 1944 Mortgage Bonds to be issued in one or more new series under the Company’s Mortgage and Deed of Trust, dated as April 1, 1944, with The Bank of New York Mellon, successor trustee, as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “1944 Mortgage”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of (a) the Collateral Trust Mortgage, (b) the 1926 Indenture, and (c) the 1944 Mortgage. In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express my opinion on the matters covered hereby.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified or facsimile copies and the authenticity of the originals of all documents submitted to me as copies.

Subject to the qualifications hereinafter expressed, I am of the opinion that:

1. The Collateral Trust Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Collateral Trust Mortgage Bonds in accordance with the Collateral Trust Mortgage;

b. such Collateral Trust Mortgage Bonds have been executed and authenticated in accordance with the Collateral Trust Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and in compliance with an appropriate order with regard to the issuance of the Collateral Trust Mortgage Bonds by the Federal Energy Regulatory Commission (the “FERC”); and

c. such Collateral Trust Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and the Collateral Trust Mortgage.

2. The 1926 Indenture Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1926 Indenture Bonds in accordance with the 1926 Indenture;

b. such 1926 Indenture Bonds have been executed and authenticated in accordance with the 1926 Indenture, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and in compliance with an appropriate FERC order with regard to the issuance of the 1926 Indenture Bonds; and

c. such 1926 Indenture Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and the 1926 Indenture.

3. The 1944 Mortgage Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such 1944 Mortgage

Bonds in accordance with the 1944 Mortgage;

b. such 1944 Mortgage Bonds have been executed and authenticated in accordance with the 1944 Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and in compliance with an appropriate FERC order with regard to the issuance of the 1944 Mortgage Bonds; and

c. such 1944 Mortgage Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such securities and the 1944 Mortgage.

This opinion is limited to the laws of the States of Louisiana, New York and Texas and the federal laws of the United States of America. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of New York, I have relied upon the opinion of Morgan, Lewis & Bockius LLP, which is being filed as Exhibit 5.05 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Texas, I have relied upon the opinion of Duggins Wren Mann & Romero, LLP, which is being filed as Exhibit 5.07 to the Registration Statement.

I hereby consent to the filing of this opinion as Exhibit 5.06 to the Registration Statement. I also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Mark G. Otts